UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 12, 2005
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In June 2005, the Securities and Exchange Commission approved certain amendments to the continued listing criteria for issuers with a class of securities registered on the New York Stock Exchange (the “NYSE”), under Rule 802.01 of the NYSE’s Listed Company Manual. Under the new continued listing requirements, as they apply to Applica Incorporated (“Applica”), one of the conditions which would cause Applica to fall “below criteria” is if its average market capitalization is less than $75 million over a 30 trading-day period and, at the same time, its stockholders’ equity is less than $75 million. The listing standards previously in effect required Applica to maintain market capitalization or stockholders’ equity over $50 million, among other standards, in order to meet the continued listing requirements. Applica was in full compliance with the listing standards previously in effect.
     On August 12, 2005, Applica received official notice from the NYSE that it failed to meet the new continued listing requirements, as its total market capitalization was less than $75 million over a 30 trading-day period and its stockholders’ equity was less than $75 million. In its press release issued July 29, 2005 announcing its results of operations for its second fiscal quarter of 2005, Applica reported total stockholders’ equity of approximately $70.6 million as of June 30, 2005. In addition, based on 24,163,812 shares outstanding as of August 11, 2005, and the reported closing price of Applica’s common stock on the NYSE on that date ($2.38), Applica had a market capitalization of approximately $57.5 million as of that date.
     Under the applicable NYSE compliance procedures, Applica has 45 days from the date of its receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. Applica currently intends to submit such a plan. Beginning August 19, 2005, the NYSE will make available on its consolidated tape an indicator, “.BC,” to reflect that Applica is below the NYSE’s quantitative continued listing standards. In order to achieve compliance with the new continued listing standards, Applica would have to increase its stockholders’ equity to $75 million, or to demonstrate a market capitalization of at least $75 million, but not necessarily both, at the end of the 18-month compliance period or for two consecutive quarters. If Applica fails to submit a compliance plan, if the NYSE does not accept its plan, or if Applica is unable to gain compliance with the new standards, Applica would seek listing on another exchange.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. On August 12, 2005, Applica issued a press release announcing its receipt of the notice from the NYSE. A copy of the press release is attached as Exhibit 99 to this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 12, 2005	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description
99	Applica Incorporated Press Release dated August 12, 2005

4